UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026 (September 15, 2026)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 634-9206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2026, Nano Nuclear Energy Inc. (the “Company”) conducted its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was conducted virtually.

The number of shares of common stock of the Company entitled to vote at the Annual Meeting was 53,698,147.29 shares outstanding as of the July 22, 2026 record date (“Record Date”) for the Annual Meeting (the “Voting Stock”). After the Record Date, the total shares outstanding was changed to 53,698,146, effective as of July 23, 2026 due to the cancellation of the fractional shares. No other shares of the Company’s capital stock were entitled to vote at the Annual Meeting.

The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was approximately 36,425,627 shares of Voting Stock, constituting a quorum. At the Annual Meeting, the Company’s stockholders adopted all two proposals presented at the Annual Meeting for voting, which included:

(i)	the election of all six (6) currently serving members of the Company’s Board of Directors to serve for a one-year term that expires at the 2027 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, unless they resign, is removed or otherwise is disqualified from serving as a director of the Company; and

(ii)	the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 - Election of Directors

James Walker, Jay Jiang Yu, Dr, Tsun Yee Law, Diane Hare, Dr. Kenny Yu and Dr. Seth Berl were each elected as a director to serve for a one-year term that expires at the Company’s 2027 Annual Meeting of Stockholders or until a successor is elected and qualified or until her or his earlier death, incapacity, removal or resignation. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
James Walker	18,271,208	458,350	17,696,069
Jay Jiang Yu	18,394,629	334,929	17,696,069
Dr. Tsun Yee Law	16,582,750	2,146,810	17,696,069
Diane Hare	13,804,415	4,925,143	17,696,069
Dr. Kenny Yu	17,088,836	1,640,722	17,696,069
Dr. Seth Berl	18,434,926	294,632	17,696,069

Proposal No. 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

Appointment by the Audit Committee of Company’s Board of Directors of Withum as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
35,678,632	496,290	250,705	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO NUCLEAR ENERGY INC.

Dated: September 17, 2026	By:	/s/ Jaisun Garcha
	Name:	Jaisun Garcha
	Title:	Chief Financial Officer